EXHIBIT 31.2
CERTIFICATION BY CHIEF EXECUTIVE OFFICER PURSUANT TO
RULE 13a-14(a) AND 15d-14(a) UNDER THE EXCHANGE ACT

I, L. Melvin Cooper, certify that:

1.	I have reviewed this Annual Report on Form 10-K/A of Forbes Energy Services Ltd.; and

2.
Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report.

/s/ L. Melvin Cooper
L. Melvin Cooper
Senior Vice President, Chief Financial Officer and Assistant Secretary
(Principal Financial and Accounting Officer)
Date: April 27, 2017